UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 19, 2007
                                                         -----------------


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                 (State or other jurisdiction of incorporation)


           001-05767                                    54-0493875
           ---------                                    ----------
  (Commission File Number)                           (I.R.S. Employer
                                                    Identification Number)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)

                                 (804) 527-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 23, 2007, the Company announced that Michael E. Foss, Executive Vice President and Chief Financial Officer, has informed the company of his plans to leave in April 2007 for a Chief Financial Officer position with a private equity-owned retailer that is not a competitor of Circuit City. Mr. Foss provided the Company with notice on February 19, 2007 of his termination of employment and his intention to resign from the Company's board of directors. The Company has begun a search for a replacement. Mr. Foss will remain on the board of directors until the 2007 annual meeting which is scheduled for June 26, 2007. His term would otherwise have expired at the 2009 annual meeting. He will not receive any post-employment compensation benefits in connection with his voluntary termination of his employment agreement.

     Mr. Foss's planned departure was announced in the press release furnished with this report as Exhibit 99.1, which is incorporated herein by reference.


Item 9.01 - Financial Statements and Exhibits

(d)      Exhibits

         The following exhibit is furnished as part of this report.

                  99.1     Press Release dated February 23, 2007





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              CIRCUIT CITY STORES, INC.



               By:      /s/ Reginald D. Hedgebeth
                        ------------------------------------------------------
                        Reginald D. Hedgebeth
                        Senior Vice President, General Counsel and Secretary


Dated:   February 23, 2007



                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit

99.1              Press Release dated February 23, 2007